Exhibit 99.2

Supplemental Analyst Package | 1Q-2012 April 24, 2012

FINANCIAL HIGHLIGHTS $ in thousands, except share and per share data 1.Gross asset value is the book value of the company’s total assets, calculated in accordance with generally accepted accounting principles, excluding accumulated depreciation and our on-campus participating properties. 2.Excludes debt related to our on-campus participating properties totaling $79.2 million and $79.3 million as of March 31, 2012 and December 31, 2011, respectively, as well as net unamortized debt premiums of $4.8 million and $5.1 million as of March 31, 2012 and December 31, 2011, respectively. 3.Market capitalization is calculated based on a common share price of $44.72 and $41.96 as of March 31, 2012 and December 31, 2011, respectively, and fully diluted common shares totaling 76,278,758 and 74,322,409 as of March 31, 2012 and December 31, 2011, respectively. 4.Based on earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as defined in the company’s Credit Facility Agreement, and cash interest expense of $189.3 million and $57.6 million, respectively, for the four most recently completed fiscal quarters. Excludes interest associated with our on-campus participating properties and Hampton Roads unconsolidated joint venture. Includes our share of interest expense related to debt from a joint venture in which we held a 10% interest through January 2012. 5.Net debt is calculated as total debt less cash on hand.

CONSOLIDATED BALANCE SHEETS $ in thousands

AMERICAN CAMPUS COMMUNITIES CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS unaudited, $ in thousands, except share and per share data 1.The adjustment to FFO for noncontrolling interests’ share of net income excludes $0.4 million of income attributable to the noncontrolling partner in The Varsity, a property purchased in December 2011 from a seller that retained a 20.5% noncontrolling interest in the property. 2.Represents our share of the FFO from two joint ventures in which we are or were a noncontrolling partner. Includes the Hampton Roads Military Housing joint venture in which we have a minimal economic interest as well as our 10% noncontrolling interest in a joint venture with Fidelity (“Fund II”). In January 2012, we purchased the full ownership interest in the one remaining property owned by Fund II (University Heights). Subsequent to the acquisition, the property is now wholly-owned and is consolidated by the company. 3.50% of the properties’ net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods. 4.Immediately prior to our purchase of University Heights from Fund II (see Note 2), Fund II negotiated a Settlement Agreement with the lender of the property’s mortgage loan whereby the lender agreed to accept a discounted amount that was less than the original principal amount of the loan as payment in full. Accordingly, Fund II recorded a gain on debt restructuring to reflect the discounted payoff. Our 10% share of such gain is reflected above as an adjustment to FFOM. 5.Represents a non-cash loss recorded to remeasure our equity method investment in Fund II to fair value as a result of our purchase of the full ownership interest in University Heights from Fund II in January 2012.

WHOLLY-OWNED PROPERTY RESULTS OF OPERATIONS1 $ in thousands 1.Excludes Villas on Apache, River Club Apartments, and River Walk Townhomes, all sold in April 2011, and Campus Club-Statesboro, sold in May 2011. 2.Includes Pirates Cove, which is anticipated to be sold in the second quarter of 2012 and is classified within discontinued operations on the accompanying consolidated statements of operations. Revenues for this property totaled $1.2 million and $1.1 million for the three months ended March 31, 2012 and 2011, respectively. Operating expenses for this property totaled $0.6 million for both of the three months ended March 31, 2012 and 2011. Excluding Pirates Cove from the same store property grouping has no effect on the increase in same store net operating income presented above. 3.Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of operations.

SEASONALITY OF OPERATIONS[1]

$ in thousands, except for per bed amounts

	Three Months Ended					
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	Total/Weighted Average[2]
Same store properties[3]						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 505	$ 500	$ 494	$ 520	$ 521	$ 509
Other income per occupied bed per month[4]	35	37	55	31	35	39
Total revenue per occupied bed	**$ 540**	**$ 537**	**$ 549**	**$ 551**	**$ 556**	**$ 548**
Average number of owned beds	54,220	54,220	54,216	54,216	54,216	54,216
Average physical occupancy for the quarter	98.6%	94.7%	96.4%	98.5%	98.5%	97.0%
Total revenue	$ 86,536	$ 82,671	$ 86,053	$ 88,339	$ 89,032	$ 346,095
Property operating expenses	37,934	37,664	47,590	38,111	38,579	161,944
Net operating income	$ 48,602	$ 45,007	$ 38,463	$ 50,228	$ 50,453	$ 184,151
Operating margin	*56.2%*	*54.4%*	*44.7%*	*56.9%*	*56.7%*	*53.2%*
New properties[5]						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 368	$ 374	$ 471	$ 530	$ 581	$ 541
Other income per occupied bed per month[4]	95	64	77	57	85	74
Total revenue per occupied bed	**$ 463**	**$ 438**	**$ 548**	**$ 587**	**$ 666**	**$ 615**
Average number of owned beds	480	480	1,799	4,500	6,924	3,426
Average physical occupancy for the quarter	84.0%	84.0%	96.4%	92.9%	87.1%	90.1%
Total revenue	$ 559	$ 530	$ 2,850	$ 7,360	$ 12,054	$ 22,794
Property operating expenses	262	297	2,262	3,968	5,737	12,264
Net operating income	$ 297	$ 233	$ 588	$ 3,392	$ 6,317	$ 10,530
Operating margin	*53.1%*	*44.0%*	*20.6%*	*46.1%*	*52.4%*	*46.2%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 504	$ 499	$ 494	$ 521	$ 527	$ 511
Other income per occupied bed per month[4]	36	37	55	33	40	41
Total revenue per occupied bed	**$ 540**	**$ 536**	**$ 549**	**$ 554**	**$ 567**	**$ 552**
Average number of owned beds	54,700	54,700	56,015	58,716	61,140	57,642
Average physical occupancy for the quarter	98.4%	94.6%	96.4%	98.1%	97.2%	96.6%
Total revenue	$ 87,095	$ 83,201	$ 88,903	$ 95,699	$ 101,086	$ 368,889
Property operating expenses	38,196	37,961	49,852	42,079	44,316	174,208
Net operating income	$ 48,899	$ 45,240	$ 39,051	$ 53,620	$ 56,770	$ 194,681
Operating margin	*56.1%*	*54.4%*	*43.9%*	*56.0%*	*56.2%*	*52.8%*

1. Excludes the following properties, which are classified within discontinued operations on the accompanying consolidated statements of operations: Villas on Apache, River Club Apartments, and River Walk Townhomes, all sold in April 2011, and Campus Club-Statesboro, sold in May 2011. Includes Pirates Cove, which is classified within discontinued operations and is anticipated to be sold in the second quarter of 2012.
2. For the four most recently completed fiscal quarters.
3. Includes all properties owned during the full year ended December 31, 2011.
4. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
5. Includes the following properties opened or acquired in 2011: Villas at Babcock, Villas on Sycamore, Lobo Village, University Village Northwest, Eagles Trail, Studio Green, 26 West, The Varsity and University Shoppes at Orlando. Also includes Campus Trails, a 480-bed property that incurred business interruption due to significant property damage resulting from a fire in April 2010. The 72 beds damaged by the fire reopened for occupancy in August 2011. Also includes University Heights, which was purchased in January 2012 from a joint venture with Fidelity.

AMERICAN CAMPUS COMMUNITIES | 6

CAPITAL STRUCTURE AS OF MARCH 31, 2012 $ in thousands, except share and per share data 1.Gross asset value is the book value of the company’s total assets calculated in accordance with generally accepted accounting principles, excluding accumulated depreciation and our on-campus participating properties. 2.Excludes debt related to our on-campus participating properties totaling $79.2 million with a weighted average interest rate of 7.2% and average term maturity of 8.2 years. Also excludes net unamortized debt premiums of $4.8 million. 3.Based on share price of $44.72 and fully diluted share count of 76,278,758 as of March 31, 2012. Assumes conversion of 1,013,563 common and preferred Operating Partnership units and 589,998 unvested restricted stock awards. 4.Based on earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as defined in the company’s Credit Facility Agreement, and cash interest expense of $189.3 million and $57.6 million, respectively, for the four most recently completed fiscal quarters. Excludes interest associated with our on-campus participating properties and Hampton Roads unconsolidated joint venture. Includes our share of interest expense related to debt from a joint venture in which we held a 10% interest through January 2012. 5.Net debt is calculated as total debt less cash on hand as of March 31, 2012.

PORTFOLIO OVERVIEW[1]

Summary

Property Type	Units	Beds	Physical Occupancy at March 31, 2012	Physical Occupancy at March 31, 2011
Same Store Wholly-owned Properties - Total	**17,176**	**54,216**	**98.5%**	**98.5%**
New Wholly-owned Properties[2]	1,827	6,315	92.6%	84.2% [3 4]
Wholly-owned Properties - Total	**19,003**	**60,531**	**97.9%**	**98.4%** [3 4]
On-campus Participating Properties	1,863	4,519	96.7%	96.1%

1. Includes Pirates Cove, which is classified as Held for Sale as of March 31, 2012 and is anticipated to be sold in the second quarter of 2012. Excludes Villas on Apache, River Club Apartments and River Walk Townhomes, which were sold in April 2011, and Campus Club-Statesboro, which was sold in May 2011.
2. As of March 31, 2012, the new wholly-owned property grouping includes the following properties: (1) Campus Trails, a 480-bed property that incurred business interruption due to significant property damage resulting from a fire in April 2010; (2) 4 owned development properties that completed construction and opened for occupancy in August 2011; (3) Eagles Trail, a 792-bed property purchased in September 2011; (4) 26 West, a 1,026-bed property purchased in December 2011; (5) The Varsity, a 901-bed property purchased in December 2011; and (6) University Heights, a 636-bed property purchased from one of the Fidelity Joint Ventures in January 2012. As of March 31, 2011, the new wholly-owned property grouping includes only Campus Trails. Studio Green, a 684-bed property purchased in November 2011 where units are being vacated to prepare for the development of the property, is excluded from the new property grouping for both periods presented.
3. Reflects the impact of lost occupancy at Campus Trails related to 72 beds that were destroyed by a fire in April 2010 and reopened for occupancy in August 2011.
4. Excludes properties that were not owned or under ACC management as of March 31, 2011 (see footnote 2).

AMERICAN CAMPUS COMMUNITIES | 8

2012/2013 LEASING STATUS Wholly-owned properties - summary 1.As of April 20, 2012 for the current year and April 20, 2011 for prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2011. 4.Includes Pirates Cove, which is classified as Held for Sale as of March 31, 2012 and is anticipated to be sold in the second quarter 2012. 5.Excludes Eagles Trail, a 792-bed property purchased in September 2011, as no prior year leasing data is available for this property. 6.Includes 11 properties currently under construction that are anticipated to open for occupancy in August 2012. Also includes The Varsity and 26 West, purchased in December 2011, and University Heights, purchased from one of the Fidelity joint ventures in January 2012. Excludes Studio Green, a 484-bed property purchased in November 2011 with the intent to redevelop the property commencing in the second or third quarter 2012. 7.Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final Fall 2011 occupancy. 8.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES | 2012/2013 LEASING STATUS Same store wholly-owned properties with projected rental rate growth above 3% 1.As of April 20, 2012 for the current year and April 20, 2011 for prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2011. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy.

 CAMPUS COMMUNITIES 2012/2013 LEASING STATUS Same store wholly-owned properties with projected rental rate growth above 3% continued 1.As of April 20, 2012 for the current year and April 20, 2011 for prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2011. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.Excludes Eagles Trail, a 792-bed property purchased in September 2011, as no prior year leasing data is available for this property.

AMERICAN CAMPUS COMMUNITIES | 2012/2013 LEASING STATUS Same store wholly-owned properties with projected rental rate growth between 0% and 2.99% and properties reducing rental rates 1.As of April 20, 2012 for the current year and April 20, 2011 for prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2011. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.This property is classified as Held for Sale as of March 31, 2012 and is anticipated to be sold during the second quarter 2012. 6.Excludes Eagles Trail, a 792-bed property purchased in September 2011, as no prior year leasing data is available for this property.

AMERICAN CAMPUS 2012/2013 LEASING STATUS New wholly-owned properties 1.As of April 20, 2012 for current year and April 20, 2011 for prior year. 2.Rentable beds exclude beds needed for on-site staff. 3.As of September 30, 2011. 4.Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy. 5.The company owns a 79.5% interest in this property. 6.Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final Fall 2011 occupancy.

OWNED DEVELOPMENT UPDATE

$ in thousands

AMERICAN CAMPUS COMMUNITIES

PROJECTS UNDER CONSTRUCTION

Project	Project Type	Location	Primary University Served	Units	Beds	Estimated Project Cost	As of March 31, 2012: CIP [1]	As of March 31, 2012: Land and Other [2]	As of March 31, 2012: Total Costs Incurred	% Complete [3]	Scheduled to Open for Occupancy
Univ. Pointe at College Station	ACE	Portland, OR	Portland State Univ.	282	978	$ 87,800	$ 66,701	$ -	$ 66,701	84%	September 2012
Casas del Rio	ACE	Albuquerque, NM	Univ. of New Mexico	283	1,028	39,400	18,895	-	18,895	47%	August 2012
The Suites	ACE	Flagstaff, AZ	Northern Arizona Univ.	275	550	28,100	15,997	-	15,997	62%	August 2012
Hilltop Townhomes	ACE	Flagstaff, AZ	Northern Arizona Univ.	144	576	32,500	19,979	-	19,979	67%	August 2012
U Club on Frey	Off-campus	Kennesaw, GA	Kennesaw State Univ.	114	456	22,500	13,535	3,300	16,835	81%	August 2012
Campus Edge on UTA Blvd	Off-campus	Arlington, TX	Univ. of Tx at Arlington	128	488	24,900	11,749	2,661	14,410	54%	August 2012
U Club Town. on Marion Pugh	Off-campus	College Station, TX	Texas A&M Univ.	160	640	34,100	22,552	6,722	29,274	95%	August 2012
Villas on Rensch	Off-campus	Amherst, NY	Univ. at Buffalo	153	610	44,800	24,169	10,231	34,400	78%	August 2012
The Village at Overton Park	Off-campus	Lubbock, TX	Texas Tech Univ.	163	612	34,800	17,288	5,262	22,550	66%	August 2012
Casa de Oro	ACE	Glendale, AZ	Arizona State Univ.	109	365	14,600	5,989	-	5,989	56%	August 2012
The Villas at Vista del Sol	ACE	Tempe, AZ	Arizona State Univ.	104	400	21,900	12,136	-	12,136	64%	August 2012
			SUBTOTAL - 2012 DELIVERIES	**1,915**	**6,703**	**385,400**	**228,990**	**28,176**	**257,166**		
Manzanita Hall[4]	ACE	Tempe, AZ	Arizona State Univ.	241	816	50,300	-	4,639	4,639	0%	August 2013
The Callaway House	Off-campus	Austin, TX	The Univ. of Tx at Austin	219	753	60,100	5,300	-	5,300	6%	August 2013
Drexel University	ACE	Philadelphia, PA	Drexel Univ.	220	861	97,600	10,208	-	10,208	7%	September 2013
			SUBTOTAL - 2013 DELIVERIES	**680**	**2,430**	**208,000**	**15,508**	**4,639**	**20,147**		
			TOTAL - ALL PROJECTS	**2,595**	**9,133**	**$ 593,400**	**$ 244,498**	**$ 32,815**	**$ 277,313**		

OWNED DEVELOPMENT PIPELINE[5,6]

Project	Project Type	Location	Primary University Served	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[7]	Targeted Completion
Studio Green[8]	Off-campus	Tallahassee, FL	Florida State Univ.	Q2 / Q3 2012	448	$ 28,500	August 2013
Town. at Overton Park	Off-campus	Lubbock, TX	Texas Tech Univ.	Q2 / Q3 2012	448	29,000	August 2013
			SUBTOTAL - 2013 DELIVERIES		**896**	**57,500**	
University Shoppes[9]	Off-campus	Orlando, FL	Univ. of Central Florida	Q4 2012 / Q1 2013	1,313	109,300	August 2014
West Virginia University	ACE	Morgantown, WV	West Virginia Univ.	Q2 / Q3 2013	580	41,500	August 2014
			SUBTOTAL - 2014 DELIVERIES		**1,893**	**150,800**	
Carbondale Development	Off-campus	Carbondale, IL	Southern Illinois Univ.	TBD	650	32,100	TBD
			TOTAL - ALL PROJECTS		**3,439**	**$ 240,400**	

1. The total construction in progress ("CIP") balance above excludes $1.5 million related to ongoing renovation projects at operating properties, as well as the CIP balance of $8.9 million related to the University Edge property in Kent, OH that is discussed on page 15.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as any other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. Based on costs incurred under the general construction contract as of March 31, 2012.
4. This project consists of the redevelopment of an existing student housing high-rise building into a new residence hall product, utilizing the existing building structure. Although no costs have been incurred under the general construction contract as of March 31, 2012, the amounts presented above represent asbestos abatement and interior demolition costs. Redevelopment work under the general construction contract is anticipated to commence in the second quarter 2012.
5. Does not include undeveloped land parcels in 4 university markets totaling $12.8 million.
6. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
7. Estimated project costs include land and other predevelopment costs of $47.3 million incurred as of March 31, 2012 for owned development pipeline projects.
8. This property was purchased in November 2011 with the intent to demolish the existing student housing facilities. Units are currently being vacated to prepare for the development of a new townhome community. Estimated project cost includes $6.8 million spent to acquire the property.
9. This property was purchased in July 2011 with the intent to demolish the existing retail center and develop a new mixed-use community. Estimated project costs include $27.2 million spent to acquire the property.

AMERICAN CAMPUS COMMUNITIES | 14

AMERICAN CAMPUS COMMUNITIES | MEZZANINE INVESTMENT UPDATE $ in thousands 1.The company has provided mezzanine financing to a private developer and is obligated to purchase the property as long as certain construction completion deadlines are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains the development risk. As of March 31, 2012, the company is including this property in its consolidated financial statements. Therefore, as of March 31, 2012, the company has included the following amounts in its consolidated balance sheet: land of $4.8 million, construction in progress of $8.9 million, furniture, fixtures, and equipment of $0.4 million, and construction loan payable of $8.3 million. 2.In March 2011, the company provided mezzanine financing of $4.0 million to a private developer, while also retaining an option to purchase the property upon completion. The developer is responsible for leasing, management, and initial operations of the property. The developer paid interest on the mezzanine investment amount on a monthly basis until March 2012, at which time the original mezzanine investment amount plus accrued but unpaid interest was repaid in full. Subsequent to the repayment of the mezzanine investment, we continue to retain our option to purchase the property, subject to a 60-day due diligence period. 3.The company has provided mezzanine financing to a private developer, while also retaining an option to purchase the property upon completion. The developer is responsible for leasing, management, and initial operations of the property, and is required to pay interest on the mezzanine investment on a monthly basis. The purchase price may be reduced by up to 5%, subject to the achievement of certain rental revenue and occupancy thresholds. If the developer achieves certain rental revenue and occupancy thresholds, the company has 30 days from the day the developer provides proof of such to exercise our option. Should we choose to not exercise our option to purchase the property, the developer is obligated to repay the mezzanine investment, along with all accrued but unpaid interest, within 120 days of the option termination date (which is no later than October 15, 2013.) Should we choose to exercise our option to purchase the property, the mezzanine investment, along with all accrued but unpaid interest, will be credited to the company upon closing of the purchase of the property. Closing is subject to a 45-day due diligence period.

AMERICAN CAMPUS COMMUNITIES THIRD-PARTY DEVELOPMENT UPDATE $ in thousands 1.The Company is earning a fee to assist the University in building a dining hall that will be located adjacent to the Casa de Oro ACE project, which commenced construction in November 2011. The dining hall will be owned by the University and will be operated by a third-party food service operator. 2.This project, which consists of a housing component and a dining hall component, closed on bond financing and commenced construction in April 2012. 3.These awards relate to speculative development projects that are subject to final determination of feasibility, execution and closing on definitive agreements, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.

AMERICAN CAMPUS COMMUNITIES MANAGEMENT SERVICES UPDATE $ in thousands 1.Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels. 2.Represents a property acquired in January 2012 from a joint venture with Fidelity in which we previously held a 10% interest.

COMMUNITIES INVESTOR INFORMATION

LOOKING STATEMENTIn addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.